EXHIBIT 99.1

Contacts:
Aehr Test Systems	MKR Investor Relations Inc.
Chris Siu	Todd Kehrli or Jim Byers
Chief Financial Officer	Analyst/Investor Contact
csiu@aehr.com	(323) 468-2300
aehr@mkr-group.com

Aehr Reports Strong Revenue and Earnings Growth

for the Second Quarter and First Six Months of Fiscal 2024

Revises full-year fiscal 2024 guidance for revenue to be between $75 million and $85 million,

and GAAP net income of between 20% and 25% of revenue

Fremont, CA (January 9, 2024) – Aehr Test Systems (NASDAQ: AEHR), a worldwide supplier of semiconductor test and burn-in equipment, today announced financial results for its second quarter of fiscal 2024 ended November 30, 2023.

Fiscal Second Quarter Financial Results:

•	Net revenue was $21.4 million, up 45% from $14.8 million in the second quarter of fiscal 2023.
•	GAAP net income was $6.1 million, or $0.20 per diluted share, up 63% from GAAP net income of $3.7 million, or $0.13 per diluted share, in the second quarter of fiscal 2023.
•	Non-GAAP net income, which excludes the impact of stock-based compensation, was $6.7 million, or $0.23 per diluted share, up 49% compared to non-GAAP net income of $4.5 million, or $0.16 per diluted share, in the second quarter of fiscal 2023.
•	Bookings were $2.2 million for the quarter.
•	Backlog as of November 30, 2023, was $3.0 million.
•	Total cash and cash equivalents as of November 30, 2023 were $50.5 million, compared to $51.0 million at August 31, 2023.

Fiscal First Six Months Financial Results:

•	Net revenue was $42.1 million, up 65% from $25.5 million in the first six months of fiscal 2023.
•	GAAP net income was $10.8 million, or $0.36 per diluted share, up 149% compared to GAAP net income of $4.3 million, or $0.15 per diluted share, in the first six months of fiscal 2023.
•	Non-GAAP net income was $11.9 million, or $0.40 per diluted share, which excludes the impact of stock-based compensation, up 105% compared to non-GAAP net income of $5.8 million, or $0.20 per diluted share, in the first six months of fiscal 2023.
•	Cash provided by operations was $3.4 million for the first six months of fiscal 2024.

An explanation of the use of non-GAAP financial measures and a reconciliation of Aehr’s non-GAAP financial measures to the most directly comparable GAAP financial measures can be found in the accompanying tables.

Aehr Test Systems Reports Second Quarter Fiscal 2024 Financial Results

January 9, 2023

Gayn Erickson, President and CEO of Aehr Test Systems, commented:

“We had another solid quarter with strong year-over-year growth in revenue and net income as we continue to see increased demand for our wafer level test and burn-in products. Revenue for the quarter was $21.4 million, an increase of 45% year over year, and we generated non-GAAP net income of $6.7 million, slightly over 31% net profit. For the first half of the fiscal year, we grew revenue 65% over the same period last year.

“In the last sixty days, we have seen how the slowing of the growth rate of the electric vehicle market has had a negative impact on the timing of several current and new customer orders and capacity increases for silicon carbide devices used in them. For clarity, we do not see the silicon carbide market decreasing, only a temporary slowing of the growth rate. We are also experiencing the impact of shifts in our customers’ product mix, which specifically includes an increase in WaferPakTM full wafer contactors from our lead silicon carbide customer. The net of this is that we now expect a delay in the timing of new orders from current and new customers that will most likely impact this fiscal year’s revenue.

“Given the latest forecasts from our customers and the uncertainty on the timing of their orders, we believe it makes sense to take a more conservative approach to our fiscal year forecast and have reduced our growth estimates for fiscal 2024 revenue. We are reducing our revenue expectations of at least $100 million this fiscal year by 15% to 25% to a range of $75 million to $85 million dollars. This is still a growth rate of 15% to 30% year over year.

“Despite this uncertainty in the timing of orders, we remain confident about the future demand for our unique semiconductor test solutions and the markets they address. We have not reduced our growth expectations for the years ahead, where we continue to see tremendous opportunity. We continue to hear from our current customers as well as companies we are engaged in evaluations with that wafer level burn-in is critical to their product roadmaps to address multiple large and growing markets, including battery and hybrid electric vehicles, industrial and solar power conversion, data and telecommunications infrastructure, and the new and coming optical I/O and co-packaged optics semiconductor markets.

“Last month, we announced our first order for a FOXTM wafer level test and burn-in system to be used for gallium nitride (GaN) applications. This customer is a leading global supplier of semiconductor devices used in electric vehicles and power infrastructure and adds another major customer to the list of companies using Aehr’s FOX products for wafer level test and burn-in of wide bandgap compound semiconductors. We were able to ship this system within a few weeks to meet their needs. We are now working with two of the market leaders in gallium nitride, which positions us front and center in a market that we believe is another potential growth driver for our wafer level solutions.

“We continue to make great progress with our previously announced benchmarks and engagements with prospective new customers, including the significant automotive qualification of wafer level burn-in we have been doing with one of the market leaders in silicon carbide (SiC). We believe we have a large opportunity with this potential new customer and feel confident they will move forward with our FOX-XP multi-wafer solution for their high-volume needs, but the timing is taking longer than anticipated. We remain confident that we will receive initial purchase orders from them in fiscal 2024; however, it is not clear whether they will have the infrastructure ready to take shipments from us within our fiscal year that ends on May 31st.

“We have made significant progress in expanding our customer base for SiC and GaN wafer level burn-in for a wide variety of applications. We currently have a total of seven customers purchasing our solutions for SiC and GaN devices and are also actively engaged with more than two dozen SiC and GaN companies to address their needs for wafer level test and burn-in of these devices. Importantly, 10 of these additional companies have already engaged with Aehr for on-wafer benchmarks. We have never lost a full wafer level burn-in evaluation since introducing our FOX-NP and XP configured with the SiC and GaN nitride test resources, and we believe we will have over 12 SiC/GaN customers buying our wafer level test and burn-in solutions by the end of calendar 2024.

Aehr Test Systems Reports Second Quarter Fiscal 2024 Financial Results

January 9, 2023

“In anticipation of both our current and new customers’ forecasted needs, Aehr has put in place the inventory, infrastructure, and processes to increase our manufacturing and installation capacity as well as significantly lower our lead times to meet our customers’ future capacity needs.

“While we have seen delays in orders from our automotive customers, we are seeing a pick-up in opportunities for SiC wafer level burn-in for applications outside of the electric vehicle market, including industrial, solar, and commuter electric trains as the efficiency and value of SiC is being recognized for these additional markets. While the largest market opportunity for SiC is still electric vehicles and charging infrastructure, industrial and other power conversion market segments represent significant additional opportunities for SiC and for Aehr’s products. William Blair forecasts that the total silicon carbide market is growing at a CAGR of greater than 40% to $8.5 billion in 2025, and over 25% of that will be in industrial and energy power conversion applications.

“We are also excited about the potential for the new silicon photonic optical I/O or co-packaged optics market and are expecting to ship our first FOX production system in our third fiscal quarter. This FOX-XP system with new high-power WaferPaks is configured to enable cost-effective production test of up to 3,500 watts of power per wafer and up to nine full wafers in parallel. It also enables our customers to easily dock to our new FOX WaferPak Auto Aligner for hands free operation of 6” to 12” wafers using industry standard wafer cassettes and FOUPs including robotic and overhead transport of wafers in FOUPs. This new FOX-XP configuration allows for the testing of as many as 8,000 high-power optical devices in parallel on each of nine wafers before they are singulated and placed into a photonic application such as fiberoptic transceiver modules or for placement in co-packaged optics for optical chip-to-chip communication, as has been announced on product roadmaps by companies including Nvidia, Intel, AMD, TSMC, and GlobalFoundries.

“As we look ahead, we expect continued strong demand for our wafer level burn-in solutions for the markets we currently address, as well as increased demand from the new market opportunities we are seeing. Even with our more conservative guidance, we expect solid year-over-year revenue growth and believe we are poised for continued strong growth for years to come.”

Fiscal 2024 Financial Guidance:

For the fiscal year ending May 31, 2024, Aehr is revising its expected full year total revenue to be between $75 million and $85 million, representing growth of 15% to 30% year over year, and GAAP net income of between 20% and 25% of revenue.

Management Conference Call and Webcast:

Aehr Test Systems will host a conference call and webcast today at 5:00 p.m. Eastern (2:00 p.m. PT) to discuss its second quarter fiscal 2024 operating results. To access the live call, dial +1 877-545-0523 (US and Canada) or +1 973-528-0016 (International) and give the participant passcode 779208.

In addition, a live and archived webcast of the conference call will be available over the Internet at www.aehr.com in the Investor Relations section and may also be accessed by clicking here. A phone replay of the conference call will also be available beginning approximately two hours after conclusion of the live call and will remain available for one week. To access the call replay, dial +1 877-481-4010 (US and Canada) or +1 919-882-2331 (International) and enter replay passcode 49607.

Aehr Test Systems Reports Second Quarter Fiscal 2024 Financial Results

January 9, 2023

About Aehr Test Systems

Headquartered in Fremont, California, Aehr Test Systems is a leading provider of test solutions for testing, burning-in, and stabilizing semiconductor devices in wafer level, singulated die, and package part form, and has installed thousands of systems worldwide. Increasing quality, reliability, safety, and security needs of semiconductors used across multiple applications, including electric vehicles, electric vehicle charging infrastructure, solar and wind power, computing, data and telecommunications infrastructure, and solid-state memory and storage, are driving additional test requirements, incremental capacity needs, and new opportunities for Aehr Test products and solutions. Aehr has developed and introduced several innovative products including the FOX-PTM families of test and burn-in systems and FOX WaferPakTM Aligner, FOX WaferPak Contactor, FOX DiePak® Carrier and FOX DiePak Loader. The FOX-XP and FOX-NP systems are full wafer contact and singulated die/module test and burn-in systems that can test, burn-in, and stabilize a wide range of devices such as leading-edge silicon carbide-based and other power semiconductors, 2D and 3D sensors used in mobile phones, tablets, and other computing devices, memory semiconductors, processors, microcontrollers, systems-on-a-chip, and photonics and integrated optical devices. The FOX-CP system is a low-cost single-wafer compact test solution for logic, memory and photonic devices and the newest addition to the FOX-P product family. The FOX WaferPak Contactor contains a unique full wafer contactor capable of testing wafers up to 300mm that enables IC manufacturers to perform test, burn-in, and stabilization of full wafers on the FOX-P systems. The FOX DiePak Carrier allows testing, burning in, and stabilization of singulated bare die and modules up to 1024 devices in parallel per DiePak on the FOX-NP and FOX-XP systems up to nine DiePaks at a time. For more information, please visit Aehr Test Systems’ website at www.aehr.com.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements generally relate to future events or Aehr’s future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as "may," "will," "should," "expects," "plans," "anticipates,” “going to,” "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential," “sees,” or "continue," or the negative of these words or other similar terms or expressions that concern Aehr’s expectations, strategy, priorities, plans, or intentions. Forward-looking statements in this press release include, but are not limited to, Aehr’s ability to generate bookings and revenue increases in the future; the timing of Aehr’s ability to recognize revenue; future requirements and orders of Aehr’s new and existing customers; bookings forecasted for proprietary WaferPakTM and DiePak consumables across multiple market segments; shipping timelines for products and new and follow-on capacity orders; the impact of shifting sales mix on revenue; the growth of Aehr’s systems and consumables, including as a percentage of total revenue; financial guidance for fiscal 2024, including related to revenue and profitability, and expectations regarding fiscal 2024; Aehr’s ability to expand its number of customers using its FOX-PTM solutions and the timing of such expansion; the ability to secure potential customer engagements and Aehr’s plans to meet with potential new customers and end users; expectations related to long-term demand for Aehr’s products; market opportunity expansion; the growth and attractiveness of key markets and Aehr’s ability to receive orders and generate revenue in the future. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in Aehr’s recent 10-K, 10-Q and other reports filed from time to time with the Securities and Exchange Commission. Aehr disclaims any obligation to update information contained in any forward-looking statement to reflect events or circumstances occurring after the date of this press release.

–      Financial Tables to Follow   –

Aehr Test Systems Reports Second Quarter Fiscal 2024 Financial Results

January 9, 2023

AEHR TEST SYSTEMS
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended			Six Months Ended
	Nov 30,	Aug 31,	Nov 30,	Nov 30,	Nov 30,
(In thousands, except per share data)	2023	2023	2022	2023	2022
Revenue:
Product	$19,837	$19,357	$14,007	$39,194	$23,595
Services	1,594	1,267	808	2,861	1,891
Total revenue	21,431	20,624	14,815	42,055	25,486
Cost of revenue:
Product	9,707	9,919	6,497	19,626	12,011
Services	766	724	407	1,490	1,083
Total cost of revenue	10,473	10,643	6,904	21,116	13,094
Gross profit	10,958	9,981	7,911	20,939	12,392
Operating expenses:
Research and development	1,972	2,457	1,551	4,429	3,049
Selling, general and administrative	3,518	3,409	2,875	6,927	5,400
Total operating expenses	5,490	5,866	4,426	11,356	8,449
Income from operations	5,468	4,115	3,485	9,583	3,943
Interest income, net	631	581	263	1,212	384
Other income (expense), net	10	(6)	(5)	4	19
Income before provision for income taxes	6,109	4,690	3,743	10,799	4,346
Provision for income taxes	20	16	18	36	32
Net income	$6,089	$4,674	$3,725	$10,763	$4,314

Net income per share:
Basic	$0.21	$0.16	$0.14	$0.37	$0.16
Diluted	$0.20	$0.16	$0.13	$0.36	$0.15
Shares used in per share calculations:
Basic	28,801	28,649	27,579	28,725	27,410
Diluted	29,769	29,632	29,080	29,700	28,934

Aehr Test Systems Reports Second Quarter Fiscal 2024 Financial Results

January 9, 2023

AEHR TEST SYSTEMS
Reconciliation of GAAP to Non-GAAP Results
(Unaudited)
	Three Months Ended			Six Months Ended
	Nov 30,	Aug 31,	Nov 30,	Nov 30,	Nov 30,
(In thousands, except per share data)	2023	2023	2022	2023	2022
Reconciliation of GAAP to non-GAAP gross profit
GAAP gross profit	$10,958	$9,981	$7,911	$20,939	$12,392
Special items:
a) Stock-based compensation expense	101	63	85	164	177
Non-GAAP gross profit	$11,059	$10,044	$7,996	$21,103	$12,569
Reconciliation of GAAP to non-GAAP operating expenses
GAAP operating expenses	$5,490	$5,866	$4,426	$11,356	$8,449
Special items:
a) Stock-based compensation expense	(537)	(459)	(708)	(996)	(1,326)
Non-GAAP operating expenses	$4,953	$5,407	$3,718	$10,360	$7,123
Reconciliation of GAAP to non-GAAP income from operations
GAAP income from operations	$5,468	$4,115	$3,485	$9,583	$3,943
Special items:
a) Stock-based compensation expense	638	522	793	1,160	1,503
Non-GAAP income from operations	$6,106	$4,637	$4,278	$10,743	$5,446
Reconciliation of GAAP to non-GAAP income before taxes
GAAP income before taxes	$6,109	$4,690	$3,743	$10,799	$4,346
Special items:
a) Stock-based compensation expense	638	522	793	1,160	1,503
Non-GAAP income before taxes	$6,747	$5,212	$4,536	$11,959	$5,849
Reconciliation of GAAP to non-GAAP net income
GAAP net income	$6,089	$4,674	$3,725	$10,763	$4,314
Special items:
a) Stock-based compensation expense	638	522	793	1,160	1,503
Non-GAAP net income	$6,727	$5,196	$4,518	$11,923	$5,817

GAAP earnings diluted per share	$0.20	$0.16	$0.13	$0.36	$0.15
Non-GAAP earnings diluted per share	$0.23	$0.18	$0.16	$0.40	$0.20

Non-GAAP measures should not be considered a replacement for GAAP results. The non-GAAP measures indicated above are financial measures the Company uses to evaluate the underlying results and operating performance of the business. The limitation of these measures are that they exclude items that impact the Company's current period GAAP measures. This limitation is best addressed by using these measures in combination with the most directly comparable GAAP financial measures. These measures are not in accordance with GAAP and may differ from non-GAAP methods of accounting and reporting used by other companies.

We believe these measures enhance investors' ability to review the Company's business from the same perspective as the Company's management and facilitate comparisons of this period's results with prior periods.

Aehr Test Systems Reports Second Quarter Fiscal 2024 Financial Results

January 9, 2023

AEHR TEST SYSTEMS
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	November 30,	May 31,
(In thousands, except par value)	2023	2023
ASSETS
Current assets:
Cash and cash equivalents	$50,514	$30,054
Short-term investments	-	17,853
Accounts receivable, net	4,573	16,594
Inventories	33,817	23,908
Prepaid expenses and other current assets	2,861	621
Total current assets	91,765	89,030
Property and equipment, net	3,185	2,759
Operating lease right-of-use assets, net	5,987	6,123
Other non-current assets	238	231
Total assets	$101,175	$98,143
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,183	$9,206
Accrued expenses	3,232	4,143
Operating lease liabilities, short-term	397	137
Deferred revenue, short-term	147	2,822
Total current liabilities	7,959	16,308
Operating lease liabilities, long-term	6,016	6,163
Deferred revenue, long-term	4	31
Other long-term liabilities	42	41
Total liabilities	14,021	22,543

Shareholders’ equity:
Preferred stock, $0.01 par value: Authorized: 10,000 shares;
Issued and outstanding: none	-	-
Common stock, $0.01 par value: Authorized: 75,000 shares;
Issued and outstanding: 28,826 shares and 28,539 shares at November 30, 2023 and May 31, 2023, respectively	288	285
Additional paid-in-capital	128,543	127,776
Accumulated other comprehensive loss	(134)	(155)
Accumulated deficit	(41,543)	(52,306)
Total shareholders' equity	87,154	75,600
Total liabilities and shareholders’ equity	$101,175	$98,143

The Condensed Consolidated Balance Sheet as of May 31, 2023 has been derived from the audited consolidated financial statements.

Aehr Test Systems Reports Second Quarter Fiscal 2024 Financial Results

January 9, 2023

AEHR TEST SYSTEMS
Condensed Consolidated Statements of Cash Flows
(Unaudited)
	Six Months Ended November 30
(In thousands)	2023	2022
Cash flows from operating activities:
Net income	$10,763	$4,314
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation expense	1,160	1,503
Depreciation and amortization	283	225
Accretion of investment discount	(130)	(64)
Amortization of operating lease right-of-use assets	337	356
Provision for doubtful accounts	-	24
Changes in operating assets and liabilities:
Accounts receivable	12,037	2,618
Inventories	(9,996)	(3,094)
Prepaid expenses and other current assets	(2,245)	(196)
Accounts payable	(5,099)	(210)
Accrued expenses	(974)	(1,045)
Deferred revenue	(2,703)	1,221
Operating lease liabilities	(89)	(390)
Income taxes payable	12	4
Net cash provided by operating activities	3,356	5,266

Cash flows from investing activities:
Purchases of property and equipment	(440)	(99)
Proceeds from maturities of investments	18,000	-
Purchases of investments	-	(17,652)
Net cash provided by (used in) investing activities	17,560	(17,751)

Cash flows from financing activities:
Proceeds from issuance of common stock under employee plans	1,092	1,112
Shares repurchased for tax withholdings on vesting of restricted stock units	(1,460)	(1,216)
Issuance cost of common stock offering	(72)	-
Net cash used in financing activities	(440)	(104)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(16)	(21)

Net increase (decrease) in cash, cash equivalents and restricted cash	20,460	(12,610)

Cash, cash equivalents and restricted cash, beginning of period (1)	30,204	31,564
Cash, cash equivalents and restricted cash, end of period (1)	$50,664	$18,954

(1) Includes restricted cash in other assets.